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                                                                  EXHIBIT 23(D)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use of our report dated March 15, 1996, relating to the consolidated financial statements of Commercial Bancorp of Georgia, Inc. and Subsidiary (formerly Commercial Bancorp of Gwinnett, Inc.) our report dated January 26, 1994, relating to the consolidated financial statements of the Commercial Bancorp of Gwinnett, Inc. and Subsidiary, included in the Registration Statement on Form S-4 and Proxy Statement.



/s/ Bricker & Melton, P.A.

Duluth, Georgia
May 23, 1996